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                                EMPLOYMENT AGREEMENT



          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of February 14, 1996, between Chancellor Broadcasting Company, a Delaware corporation ("Holdings"), Chancellor Radio Broadcasting Company, a Delaware corporation (the "Broadcasting Subsidiary"), and Rick Eytcheson (the "Employee").

                              W I T N E S S E T H:

          WHEREAS, Holdings and the Broadcasting Subsidiary (collectively, the "Company") are engaged in the ownership and operation of radio broadcast stations KZLA-FM and KLAC-AM in the Los Angeles, California market; KSAN-FM, KNEW-AM, KBGG-FM and KABL-AM in the San Francisco, California market; KHYL-FM, KFBK-AM and KGBY-FM in the Sacramento, California market; and KGGI-FM and KMEN-AM in the Riverside-San Bernardino, California market (collectively, the "Stations");

          WHEREAS, the Company desires to employ the Employee in an executive capacity to assume supervisory responsibilities of the Stations;

          WHEREAS, the Employee desires to be employed by the Company in said capacity;

          WHEREAS, the Employee is currently employed by the Company pursuant to an Employment Agreement dated January 10, 1994, which the parties hereto desire to supersede by the execution and delivery of this Agreement; and

          WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

          NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


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               1.   TERM OF EMPLOYMENT.  Unless earlier terminated in accordance with the terms of this Agreement, the period of the Employee's employment under this Agreement (the "Employment Term") shall commence on February 14, 1996 (the "Employment Date") and shall continue until February 14, 1998, provided that the Employment Term shall automatically be renewed for successive one-year terms unless the Company terminates this Agreement by written notice to the Employee within 30 days prior to the expiration of the then-current term.

               2. DUTIES. The Employee shall serve as an Executive Vice President of the Company and as Regional Manager of the Stations, with such authority, duties, and responsibilities as are commensurate with such positions, subject to the authority and direction of the Chief Executive Officer and Board of Directors of the Company. During the term of this Agreement the Employee shall devote his full business time and effort to the diligent and faithful performance of his duties hereunder.

               3.   COMPENSATION.

               3.1 SALARY. During the Employment Term, the Company shall pay the Employee a base salary at an annual rate of $325,000 for a period from the Employment Date through the first anniversary of the Employment Date and at an annual rate of $342,000 thereafter. The Employee's base salary shall be paid in accordance with the Company's regular payroll procedure, but not less frequently than monthly. The Company shall be entitled to withhold from all amounts payable to the Employee under this Agreement all taxes and other sums required to be withheld by law. The Employee shall, during the Employment Term, be entitled to participate in the employee benefit plans of the Company in accordance with the Company's policies, as changed from time to time.

               3.2 BONUSES. During the Employment Term, the Company shall pay the Employee an annual bonus of up to 50% of the Employee's Base Salary (the "Broadcast Cash Flow Bonus") for each fiscal year of the Company subsequent to 1995, based on the Stations achieving the broadcast cash flow projections therefor outlined in Exhibit A attached hereto or otherwise established therefor by the Board of Directors of the Company (the "BCF Projections"), it being understood that the Employee shall be entitled to receive within 20 days after the end of each fiscal quarter in which the Stations achieve the BCF Projections therefor, as payment against the


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     Broadcast Cash Flow Bonus for the fiscal year in which such fiscal quarter occurred, an amount equaling one-eighth of the maximum possible Broadcast Cash Flow Bonus for such fiscal year, with the remaining amount of the Broadcast Cash Flow Bonus, if any, to be paid within 60 days after the end of such fiscal year. The BCF Projections will be adjusted to reflect acquisitions or dispositions of stations under the supervision of the Employee, and the stations under the supervision of the Employee after any such acquisition or disposition shall be deemed thereafter to be the Stations for all purposes of this Agreement. In the event the Stations do not achieve in any fiscal year the BCF Projections therefor but the consolidated broadcast cash flow projection for the Company set forth in Exhibit A or otherwise established for such year by the Board of Directors of the Company (the "Consolidated BCF Projection") is achieved, the Chief Executive Officer, subject to the authority of the Board Of Directors of the Company, may elect to pay the Broadcast Cash Flow Bonus to the Employee.

               3.3 ADDITIONAL BENEFITS. (a) The Company will provide the Employee with use of an automobile with a value of up to Sixty Thousand Dollars ($60,000.00) and shall reimburse the Employee for taxes associated with said automobile.

               (b) The Employee shall be given three (3) weeks paid vacation each calendar year, as well as personal leave, holiday leave and sick leave in accordance with the general practice of the Company. Said vacation shall not be taken for three (3) continuous weeks, but must be taken in accordance with the Company's policies, as changed from time to time.

               (c) The Company shall provide the Employee with a membership at a tennis, fitness or business lunch club, or similar facility, the use of which shall be for business purposes and the annual dues of which shall not exceed Five Thousand Dollars ($5,000.00). The Company shall have the right to approve such membership in advance and shall thereafter pay the cost and expenses of such membership. The Employee's membership in said club shall automatically terminate upon the termination of his employment for any reason.

               (d) The Employee shall be entitled to participate in the Company's Stock Award Plan in accordance with the terms thereof and, at the discretion of the Board of Directors of the Company, shall be granted awards thereunder from time to time.


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               4.   TERMINATION OF EMPLOYMENT.  The Employment Term under this
     Agreement shall terminate immediately upon the first to occur of (i) his voluntary resignation, (ii) his death, (iii) his disability which renders him unable to perform his duties for more than 120 days in any 12-month period, (iv) his termination for Cause (as hereinafter defined) or (v) the sale of the Stations. The term "Cause" means (i) the Employee's engaging in conduct which is materially damaging to the reputation of the Company or which is inappropriate behavior for a senior management employee of the Company, (ii) the Employee's inadequate performance of his duties or failure to follow the directions of his superior officers or the Board of Directors of the Company or (iii) the economic performance of the Stations shall be materially unsatisfactory, all of the matters described in the foregoing clauses (i) through (iii) to be conclusively determined by the Company's Board of Directors acting in good faith.

               5.   NONCOMPETITION.

               5.1 DURING EMPLOYMENT. The Employee agrees that during the Employment Term, and for one year after the Employment Term terminates, he shall not directly or indirectly accept employment with, be an owner or investor in, serve as an advisor or consultant to, or otherwise participate in any aspect of the radio broadcasting business (AM or FM) within a 50-mile radius of the broadcast tower of any Station; PROVIDED, HOWEVER, that nothing contained herein will be deemed to prohibit the Employee from owning publicly-traded stock or other publicly-traded securities in which the Employee's interest does not exceed 1% of the outstanding class of securities or from owning a publicly-traded mutual fund or having an interest in a publicly-traded trust owning such stock or securities in excess of such level so long as the Employee has no direct control over those investment decisions.

               5.2 AFTER TERMINATION OF EMPLOYMENT. The Employee agrees that if the Employment Term shall terminate for any reason, he shall not, directly or indirectly, solicit any employee of the Company (or any of its subsidiaries) for employment by any party other than the Company or its subsidiaries for a period of three years.

               5.3 CONFIDENTIAL INFORMATION AND TRADE SECRETS. The Employee hereby acknowledges that he will have access to and become acquainted with various trade secrets and proprietary information of the Company and its subsidiaries not available to competitors of the Company or its subsidiaries. The Employee covenants that he will not, directly or indirectly, disclose or use such information during the Employment


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     Term or thereafter, except as is necessary and appropriate in connection with his employment by the Company or its subsidiaries; PROVIDED, HOWEVER, that the Employee's obligations under this Section
     5.3 shall end as to any information on such date as such information becomes public other than by reason of the Employee's violation of this
     Section 5.3.

               5.4 REMEDIES. The Employee hereby acknowledges that damages are not an adequate remedy for any breach by the Employee of Sections 5.1, 5.2, or 5.3 and that the Company shall be entitled to injunctive relief (without having to furnish any bond) in respect of any such breach, in addition to such other rights and remedies as the Company may have at law or in equity. In the event any of the covenants contained in Section 5.1, 5.2, or 5.3 shall be determined by any court of competent jurisdiction to be too broad in scope or too long in duration, the parties intend that such covenant shall not be void but shall instead be modified or reformed to the extent deemed necessary by such court.

               6. INDEMNITY. The Company shall indemnify the Employee, in his capacity as an officer of the Company, pursuant to Article Ninth of Holding's Second Restated Certificate of Incorporation, as in effect on the Employment Date.

               7. PAYMENTS UPON DEATH. In the event of the Employee's death during the Employment Term, any accrued and unpaid compensation due the Employee pursuant to Section 3 hereof at the time of his death shall be paid to the Employee's estate.

               8. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas.

               9. NOTICE. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by registered mail:

                    To the Company:

                    c/o Chancellor Broadcasting Company
                    12655 North Central Expressway
                    Suite 405
                    Dallas, Texas  75243
                    Attention:  Steven Dinetz


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                    With a copy to:

                    Jeremy W. Dickens
                    Weil, Gotshal & Manges LLP
                    100 Crescent Court
                    Suite 1300
                    Dallas, Texas  75201

                    To the Employee at:

                    Rick Eytcheson
                    2238 Morley Way
                    Sacramento, California  95864

                    with a copy to:

                    Ralph Laird
                    Laird & Laird
                    P.O. Box 359
                    Waverly, Indiana  50677

     or such other address as may be stated in notice given as hereinbefore provided.

               10. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof.

               11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns. The Company shall be a third party beneficiary of this Agreement.

               12. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the parties, supersedes all prior understandings and agreements as to terms and conditions of the employment of the Employee and cannot be amended, changed, modified or terminated without the consent, in writing, of the parties hereto.


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               13.  THE EMPLOYEE'S REPRESENTATION.  The Employee hereby
     represents and warrants to the Company that his execution, delivery, and performance of this Agreement will not be a breach of any other agreement to which the Employee is a party or by which he is bound.






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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                              CHANCELLOR BROADCASTING COMPANY



                         By:
                              ---------------------------------------
                              Name:  Jacques D. Kerrest
                              Title: Senior Vice President and
                                     Chief Financial Officer





                              CHANCELLOR RADIO BROADCASTING
                               COMPANY


                         By:
                              ---------------------------------------
                              Name:  Jacques D. Kerrest
                              Title: Senior Vice President and Chief
                                     Financial Officer



                              EMPLOYEE:




                              RICK EYTCHESON


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